Exhibit 10.46

EMPLOYMENT AGREEMENT

劳动合同

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into on December 14, 2021 by and between Autoliv (Shanghai) Management Co. Ltd. (the “Company”), and Sng Yih (the “Executive”), to be effective as of the Effective Date, as defined in Section 1. References herein to the “Company” shall, as applicable, be deemed to include the Company’s affiliates.

本劳动合同(“本合同”)由奥托立夫(上海)管理有限公司(“公司”)与Sng Yih (“签约人”)于2021 年12月14日订立并自第1条中约定的生效日起开始生效。此处提及的“公司”应在可行的情况下视为包括公司的关联方。

BACKGROUND

背景

The Company desires to engage the Executive as President, China of the Company from and after the Effective Date, in accordance with the terms of this Agreement. The Executive is willing to serve as such in accordance with the terms and conditions of this Agreement.

公司希望根据本合同条款约定, 雇佣签约人自生效日起担任公司中国公司总裁。签约人同意根据本合同条款和条件约定担任中国公司总裁一职。

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

因此, 鉴于前述背景和本合同所含的双方的约定, 以及双方确认充分知悉的其他良好和有价值的对价, 双方约定如下:

1.
Effective Date. The effective date of this Agreement (the “Effective Date”) shall be January 31, 2022 unless the parties agree to an earlier date.

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生效日.本协议的生效日期(“生效日”)应为双方约定的2022年01月31日或任何其他更早的日期。

2.
Employment. The Executive is hereby employed on the Effective Date as the President, of the Company and other affiliates in China of Autoliv Inc. In this capacity, the Executive shall have the duties, responsibilities and authority commensurate with such position as shall be assigned to him by the Chief Executive Officer and President of Autoliv Inc. (the “Chief Executive Officer”). The principal workplace for the Executive shall be Shanghai, China.

工作. 签约人自生效日起担任公司及Autoliv, Inc.在中国的其他关联企业的总裁。任职期间, 签约人应当享有Autoliv Inc. 首席执行官和总裁(“首席执行官”)所赋予的、与该职位相适应的职责、义务和权力。签约人主要工作地点将位于中国上海。

3.
Employment Period. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company from the Effective Date and thereafter unless and until terminated by the Company or the Executive (the “Employment Period”); provided, however, that (i) the Company must give the Executive written notice of termination of the Executive’s employment not less than six (6) calendar months prior to such date of termination, and (ii) the Executive must give the Company written notice of termination of his employment not less than six (6) calendar months prior to such date of termination; provided, further, however, that in the event of a termination by the Company for Cause pursuant to Section 10(b) hereof, the Executive’s termination of employment shall be effective immediately. Notwithstanding the foregoing, the Executive’s employment shall automatically terminate on the earlier occurrence of the end of the notice period or the retirement of the Executive from the company (“Retirement”).

工作期限. 公司同意自生效日起雇佣签约人, 签约人同意自生效日起履责, 直至公司或签约人终止本合同(“工作期限”), 但(i) 公司必须在终止雇佣日期之前至少提前六(6)个日历月，以书面形式通知签约人终止劳动合同事宜，并且(ii)签约人需至少提前六(6)个日历月书面通知公司终止劳动合同事宜; 但公司根据本合同第10条b款约定的事由主张终止的, 签约人劳动合同应立即终止。尽管有上述约定, 签约人的劳动合同应当在通知期限届满, 或签约人自公司退休之日自动终止(“退休”) 。

4.
Extent of Service. During the Employment Period, the Executive shall use his best efforts to promote the interests of the Company and those of any parent, subsidiary and associated company of the Company, and shall devote his full time and attention during normal business hours to the business and affairs of the Company and any parent, subsidiary and associated company. In addition, the Executive shall devote as much time outside normal business hours to the performance of his duties as may in the interests of the Company be reasonably necessary; provided, however, that the Executive shall not receive any remuneration in addition to that set out in Section 5 hereof in respect of her work during such time. During the Employment Period, the Executive shall not, without the consent of the Chief Executive Officer, directly or indirectly, either alone or jointly with or as a director, manager, agent or servant of any other person, firm or company, be engaged, concerned or interested in any business in a manner that would conflict with the Executive’s duties under this Section 4 (including holding any shares, loan, stock or any other ownership interest in any competitor of the Company), provided that nothing in this Section 4 shall preclude the Executive from holding shares, loan, stock or any other ownership interest in an entity other than a competitor of the Company as an investment.

工作内容. 在工作期限内, 签约人应尽最大努力提升公司及其母公司、子公司、关联公司的利益。此外, 签约人应当在正常工作时间之外为公司合理必要利益投入精力以履行其职责; 但签约人不得因此而获取除本合同第5条约定之外的任何报酬。任职期间, 非经首席执行官, 签约人不得直接或间接, 独自或与董事、经理、代理或任何其他人、企业或公司中雇员共同, 从事、涉及或有意参与任何与签约人在本合同第4条项下职责有潜在冲突的业务(包括在任何公司竞争对手中持股、持有债权、股份或其他任何所有权权益), 但本合同第4条不得妨碍签约人在任何公司竞争对手之外的实体中持股、持有债权、股份或其他任何所有权权益。

5.
Compensation and Benefits.

薪酬和福利

a.
Base Salary. During the Employment Period, the Executive shall receive a gross salary at the rate of CNY 3,600,000 per year (“Base Salary”), less normal withholdings, payable in monthly installments as are or become customary under the Company’s payroll practices for its employees from time to time. The Leadership Development and Compensation Committee of the Board of Directors of Autoliv Inc. (the “Compensation Committee”) shall review the Executive’s Base Salary annually during the Employment Period. Any adjustments to the Executive’s annual base salary shall become the Executive’s Base Salary for purposes of this Agreement.

基本薪酬. 在工作期限内, 签约人每年应得人民币叁佰陆拾万元的薪酬总额(“基本薪酬”), 扣除法定税款, 根据现有或不时变动的公司员工薪酬制度按月发放。公司董事会中领导力发展和薪酬委员会(“薪酬委员会”)将在工作期限内按年审核签约人的基本薪酬。就本合同而言, 任何对签约人年度基本薪酬的调整应当构成签约人的基本薪酬。

b.
Bonus. During the Employment Period, the Executive shall be eligible to participate in the Autoliv’s bonus plan for executive officers, if any, pursuant to which he will have an opportunity to receive an annual bonus based upon the achievement of performance goals established from year to year by the Compensation Committee (such bonus earned at the stated “target” level of achievement being referred to herein as the “Target Bonus”). Until otherwise changed by the Compensation Committee, the Executive’s Target Bonus shall be forty five percent (45%) of his Base Salary.

奖金. 在工作期限内, 签约人有资格加入奥托立夫面向管理人员的奖金计划(若有), 根据薪酬委员会每年度设立的绩效目标达标情况, 签约人有机会获得一笔年度奖金(根据达成“目标”等级所得的奖金, 以下简称“目标奖金”)。除非薪酬委员会另行变更, 签约人的目标奖金应为其基本薪酬的百分之四十五(45%)。

c.
Equity Incentive Compensation. During the Employment Period, the Executive shall be eligible for equity grants under the Autoliv, Inc. Amended and Restated 1997 Stock Incentive Plan or any successor plan or plans, having such terms and conditions as awards to other peer executives of the Company, as determined by the Compensation Committee in its sole discretion, unless the Executive consents to a different type of award or different terms of such award than are applicable to other peer executives of the Company. Nothing herein requires the Compensation Committee to grant the Executive equity awards or other long-term incentive awards in any year.

股权激励薪酬. 在工作期间内，签约人将有资格获得Autoliv, Inc. 授予的股权。修订并重申1997年股票激励计划或任何后续计划，其中包括由薪酬委员会自行决定的奖励公司其他同级别的高管的条款和条件，除非该高管同意适用于本公司其他同级高管的不同类型的奖励或该等奖励的不同条款。本协议中没有要求薪酬委员会在任何一年授予签约人股权奖励或其他长期激励奖励。

d.
Transition Stock Incentive Grant. In addition to 2022 equity incentive grant described in Section 5(c), the Executive shall be eligible to receive a one-time grant of restricted stock units (the “Transition RSUs”) having a total value on the grant date equal to 500,000 USD (the “Transition RSU Grant Value”). The Transition RSU Grant Value will be increased to 687,500 USD if the Executive’s 2021 annual short-term incentive is not paid by his current employer due to his resignation. The grant will be made on February 21, 2022 (the “Transition RSU Grant Date”), pursuant to, and subject to the terms and conditions of, the 1997 Plan. The Transition RSUs will vest annually over a two-year period, in two equal installments on each anniversary of the Transition RSU Grant Date, provided that the Executive remains employed by the Company or a designated assignee on each vesting date. The Transition RSUs shall have such other terms and conditions as provided in the Company’s standard form of restricted stock unit agreement.

过渡性股票激励授予。除了第5c条所述的2022年股权激励薪酬外，签约人还应有资格获得授予限制性股票(“过渡RSU”)，在授予日期总价值为500,000美元(“过渡RSU授予价值”)。如果签约人因辞职原因导致其原雇主无法支付其2021年年度短期激励奖金，则过渡阶段RSU赠款价值将增加至687,500美元。根据1997年计划的条款和条件，此款将在2022年2月21日授予发放(“过渡阶段RSU授予日期”)。过渡RSU将在随后的两年的时间内每年归属一次，在交接RSU授予日的每一周年分两次等额归属，前提是在每个归属日，签约人仍被公司或指定受让人雇用。过渡RSUs应具有公司限制股票单位协议的标准形式中规定的其他条款和条件。

e.
Expenses. The Executive shall be entitled to receive payment or reimbursement for all reasonable traveling, hotel and other expenses incurred by his in the performance of his duties under this Agreement, in accordance with the policies, practices and procedures of the Company as in effect from time to time. The Executive shall provide the Company with receipts, vouchers or other evidence of actual payment of the expenses to be reimbursed, as requested by the Company.

费用. 就签约人根据履行本合同项下职责期间产生的合理的差旅、住宿以及其他费用, 根据公司不时生效的政策、惯例、程序, 签约人有权获得津贴或报销。签约人应当根据公司要求, 向公司提供报销所需的收据、付款凭证或其他可以证明实际支付费用的证明。

f.
Conditions of Employment. Normal conditions of employment as issued by the Company apply to the receipt of benefits under this Section 5.

工作条件. 公司实行的正常工作条件下, 适用本合同第5条项下的福利。

6.
Vacation. The Executive shall be entitled to yearly vacation amounting to 25 days.

年假. 签约人有权每年享有25天假期。

7.
Permanent and Temporary Benefits. The Company shall provide the Executive with a company car and driver or, if consistent with local policies where the Executive is based, a car allowance. The Executive will be paid a monthly housing allowance of CNY 50,000

长期和短期福利. 公司应当向签约人配备公司专车及驾驶员, 或根据签约人工作地地方政策向其提供车补。公司将每月向签约人支付住房补贴人民币伍万元。

Additionally, the Executive will be provided with or will be reimbursed for the following temporary benefits for the first three years of employment:

此外，签约人在受雇首三年内，会获得下列福利:

1.
International Health and Relocation Insurance for all accompanying family members according to Autoliv’s International Assignments policies.

根据奥托立夫国际员工得外派政策，为所有随行家庭成员提供国际健康和搬迁保险。

2.
Schooling for accompanying children.

陪同儿童学费。

3.
One return flight ticket per family member per year to be used for home trips.

家庭成员每人每年返程机票（原居住地）一张。

The expenses for Temporary Benefits will be grossed up and be paid by the Company.

短期福利的费用将由公司合并并支付。

8.
Business or Trade Information. The Executive shall not during or after the termination of his employment hereunder disclose to any person, firm of company whatsoever or use for his own purpose or for any purposes other than those of the Company any information relating to the Company (including any parent, subsidiary or associated company of the Company) or its business or trade secrets of which he has or shall hereafter become possessed. These restrictions shall cease to apply to any information which may come into the public domain (other than by breach of the provisions hereof). In the event that the Executive does not comply with this Section 8, the Company shall be entitled to damages equal to six (6) times the average monthly Base Salary that the Executive received during the preceding twelve (12) months, if the Executive continues to be employed, or during the last twelve (12) months prior to his Date of Termination, if the Executive’s employment has terminated; provided, however, that nothing in this Section 8 shall preclude the Company from pursuing arbitration in accordance with Section 16 herein and seeking additional damages from the Executive in the event that the Company is able to demonstrate to the arbitrators that the value of the damages incurred by the Company due to the Executive’s violation of this Section 8 exceed the aggregate value of the damages paid by the Executive to the Company pursuant to the foregoing provision.

商业或交易信息. 签约人不得在工作期间及劳动合同终止之后向公司的任何人、企业披露其已知或之后得知的任何公司(包括任何公司的母公司、子公司或关联公司)相关信息或其商业或交易秘密, 亦不得出于自用或其他任何非公司目的进行使用。上述限制自信息为公众所知晓时不再适用, 但因违反本合同约定使得信息为公众所知晓的除外。若签约人不遵守本第8条的规定, 则公司有权, 若签约人仍在职, 向签约人主张其前十二(12)个月获得的月平均基本薪资; 若签约人劳动合同被终止, 向签约人主张六(6)倍于其终止日前十二(12)个月获得的月平均基本薪资作为损害赔偿金。本第8条规定不排除公司根据本合同第16条规定提起仲裁, 并在公司有证据向仲裁员证明, 签约人违反本合同第8条的规定导致公司遭受的损害赔偿, 已超过前述条款中约定的签约人应向公司支付的损害赔偿总额的情况下, 向签约人主张额外损害赔偿的权利。

9.
Company Property. The Executive shall upon the termination of his employment hereunder for whatever reason immediately deliver to the Company all designs,

specifications, correspondence and other documents, papers, the car provided hereunder and all other property belonging to the Company or any of its affiliated companies or which may have been prepared by his or have come into his possession in the course of his employment.

公司财产. 任何原因导致签约人终止工作的, 签约人应当立即向公司交接全部设计、说明书、通信及其他文档、文件, 公司专车, 其他所有公司或其关联公司的财产, 以及在签约人任职期间配置或持有的财产。

10.
Termination of Employment.

劳动合同终止

a.
Death; Retirement. The Executive’s employment shall terminate automatically upon his death or Retirement.

死亡、退休. 签约人死亡或退休, 其劳动合同应当自动终止。

b.
Termination by the Company. The Company may terminate the Executive’s employment during the Employment Period with Cause or for other reasons pursuant to Chinese Employment Contract Law and other relevant laws and regulations. “Cause” for termination by the Company of the Executive’s employment shall mean (i) willful and continued failure by the Executive to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by the Board of Directors of Autoliv Inc. (the “Board”), which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Chief Executive Officer and Executive Vice President Human Resources establishes to the Board by clear and convincing evidence that Cause exists, subject to Section 10(f) hereof.

公司终止. 在工作期限内, 公司可根据正当理由或《中华人民共和国劳动合同法》及相关法律法规规定的其他理由终止签约人的劳动合同。公司终止签约人劳动合同的“正当理由”是指(i)公司董事会(“董事会”)书面要求签约人实质履行职责, 且该要求明确指出董事会认定签约人未能实质履行签约人职责的情形, 该要求送达签约人后, 签约人仍故意持续不实质履行签约人对奥托立夫的

职责(不包括因身体或心理疾病原因导致的履行不能), 或(ii)签约人故意做出明显并严重有损于公司财政或其他方面的行为。就本条第(i)和(ii)款而言, (x)针对签约人, 任何作为或不作为不得被认定为“故意”, 除非行为已由签约人作出或被签约人省略, 且该作为或不作为是恶意的, 无法被合理相信其是为了公司的最大利益; 且(y)根据本合同第10(f)条规定, 若就本条款的适用出现争议, 除非首席执行官及人力资源执行副总裁向董事会提出明确且具有说服力的证据证明存在正当理由, 否则公司主张存在“正当理由”的情形均无效。

c.
Termination by the Executive. The Executive may terminate his employment during the Employment Period with Good Reason or without Good Reason. “Good Reason” shall mean the occurrence, without the Executive’s express written consent, of any of the following “Good Reason Events”:

签约人终止. 在工作期限内, 无论是否存在充足理由, 签约人均可终止劳动合同。“充足理由”是指非经签约人明示书面同意, 发生下列“充足理由事件”之一:

i.
the assignment to the Executive of any duties inconsistent with the Executive’s status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive’s responsibilities from those in effect on the Effective Date other than any such alteration primarily attributable to the fact that Autoliv Inc. may no longer be a public company.

签约人的职责与签约人公司管理人员身份不符, 或对签约人义务的性质或状态较生效日相比作出实质不利变更, 但因奥托立夫不再作为上市公司而导致的变更除外;

ii.
a reduction by the Company in the Executive’s annual base salary as in effect on the Effective Date or as the same may be increased from time to time;

公司降低签约人于生效日生效的年度基本薪资, 或经不时增长后的年度基本薪资;

iii.
the failure by the Company to pay to the Executive any portion of the Executive’s current compensation within seven (7) days of the date such compensation is due;

公司未在到期支付签约人报酬之日后七(7)日内向签约人支付其现有报酬;

iv.
the failure by the Company to continue in effect any compensation plan in which the Executive participates on the Effective Date which is material to the Executive’s total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive’s participation relative to other participants, as existed on the Effective Date; or

公司未持续执行签约人于生效日参与的薪酬计划, 且该薪酬计划对签约人薪酬总额有重大影响, 除非针对该薪酬计划另行制定了合理的安排(于持续性替代或备选方案中体现), 或公司未持续执行签约人薪酬计划(或其替代或备选方案)对于生效日所确定的福利, 无论是在支付的金额或时间, 还是与其他参与者相比在水平上, 都没有实质的不利影响; 或

v.
the failure by any successor to the business of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

公司业务承继方(无论是通过直接或间接收购、兼并、合并或其他方式)未能明示同意将按照承继发生前所要求的方式和程度继续承担履行本合同的义务。

A termination by the Executive shall not constitute termination for Good Reason unless the Executive shall first have delivered to the Company written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason (which notice must be given no later than 90 days after the initial occurrence of such event), and there shall have passed a reasonable time (not less than 30 days) within which the Company may take action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by the Executive. The Executive’s termination for Good Reason must occur within a period of 160 days after the occurrence of an event of Good Reason. The Executive’s right to terminate employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. Good Reason shall not include the Executive’s death.

签约人在向公司递交书面通知并明确告知公司其有权主张终止本合同的充足理由后方可正当解除本合同(该通知至迟应在事项发生后90日内发出), 公司在之后的合理期间内(不少于30日)可以采取措施纠正、撤销或实质改变签约人主张的充足理由。签约人在该充足理由出现之日起160日后方有权解除本合同。签约人以充足理由解除本合同的权利不因签约人身体或心理疾病而受影响。签约人持续劳动关系不应视为其对本合同项下任何作为或不作为构成充足理由的允许或放弃。正当理由不包括执行人员的死亡。

d.
Notice of Termination. Any termination by the Company or the Executive of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) specifies the termination date. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail. The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company’s rights hereunder.

终止通知. 公司或签约人终止本合同(非因死亡原因)应当由一方向另一方发送书面终止的通知。就本合同而言, “终止通知”是指一份书面通知, 其应当(i)指出所依据的本合同中特定的终止条款, (ii)合理篇幅描述依据前述条款终止签约人劳动合同的事实和情形, 且(iii)明示终止日期。此外, 终止通知要求包含一份经董事会会议做出的且由不少于董事会全体董事四分之三(3/4)表决通过的决议, 董事会会议召开的目的是为了审阅该终止通知(经合理通知签约人并听取签约人及其法律顾问的意见)并由董事会善意检查签约人是否存在违反本终止通知定义中第(i)和(ii)项确定的行为, 并明示详细指出。公司未在终止通知中表明任何条件形成的事实或情形并不意味着公司放弃本合同项下的任何权利或排除公司在行使本合同项下权利的过程中宣称存在上述事实或情形的权利。

e.
Date of Termination. “Date of Termination” means (i) if the Executive’s employment is terminated other than by reason of death or Retirement, the end of the notice period specified in Section 3 hereof (if applicable), or (ii) if the Executive’s employment is terminated by reason of death, the Date of Termination shall be the date of death of the Executive, or (iii) if the Executive’s employment is terminated by reason of Retirement, the Date of Termination shall be the date of Retirement.

终止日期. “终止日期”是指(i)若签约人劳动合同非因死亡、退休、满足本合同第3条(若适用)所指通知期限届满而终止, 或(ii)若签约人劳动合同因死亡而终止, 终止日期即为签约人死亡日期, 或(iii)若签约人劳动合同因退休而终止, 终止日期即为退休日期。

f.
Dispute Concerning Termination. Any disputes regarding the termination of the Executive’s employment shall be settled in accordance with Section 16 hereof (including, without limitation, the provisions regarding costs and expenses related to arbitration). If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 10(f)), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of the arbitrators (which is not appealable or with respect to which the time for appeal there from has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

终止相关争议. 任何与签约人劳动合同终止相关的争议应当适用本合同第16条予以解决(包括但不限于仲裁相关成本和费用的规定)。若终止通知发出之日起十五(15)日内, 或虽超过十五(15)日, 但仍处于终止日期前(不根据本款决定), 收到终止通知的一方通知另一方存在有关终止的争议, 则终止日期应当延长至争议解决之日, 或通过双方协商书面认可的方式或通过终局判决、决定或仲裁员裁决(不得上诉或上诉期已届满无法上诉)。终止日期应当根据签约人提供的争议通知方可延长, 并要求该通知由签约人善意提供且其为争议的解决尽到合理的勤勉义务。

g.
Compensation During Dispute. If the Date of Termination is extended in accordance with Section 10(f) hereof, the Company shall continue to provide the Executive with the compensation and benefits specified in Section 5 hereof until the Date of Termination, as determined in accordance with Section 10(f) hereof. Amounts paid under this Section 10(g) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement; provided, however, that in the event that the arbitration results in a determination that the Executive is not entitled to the severance payments set forth in Section 11(a) hereof, then the Executive shall be obligated to promptly repay to the Company the compensation received by the Executive during the extended period pursuant to this Section 10(g).

争议期间薪酬. 若终止日期根据第10(f)条的规定延长, 则公司应当向签约人不间断提供本合同第5条项下约定的薪酬和福利, 直至根据第10(f)条规定的终止日期。根据本款规定应当支付的金额应当与本合同项下其他到期应付款项一齐支付, 且不得抵销或减少任何本合同项下的其他应付款项。但若仲裁裁决认定签约人无权获取本合同第11(a)条项下的遣散费, 则签约人应当立即向公司返还其根据本款在延长期间所收到的薪酬。

11.
Obligations of the Company Upon Termination of Employment.

劳动合同终止后公司义务

a.
Termination by the Company Other Than for Cause; Termination by the Executive for Good Reason. If, during the Employment Period, the Company shall terminate the Executive’s employment other than for Cause, or the Executive shall terminate employment for Good Reason, then, and only if within forty-five (45) days after the Date of Termination the Executive shall have executed a separation agreement containing a full general release of claims and covenant not to sue, in the form provided by the Company, and such separation agreement shall not have been revoked within such time period, within sixty (60) days after the Date of Termination (or such later date as may be required pursuant to Section 21(c) herein), the Company shall pay to the Executive a lump sum severance payment, in cash, equal to one and a half times (1.5x) the Executive’s Base Salary as in effect immediately prior to the Date of Termination. For purposes of the Prior Agreement, the Spin-Off or any other changes to the terms and conditions of the Executive’s employment in connection with the Spin-Off shall not constitute an event that would permit the Executive to terminate his employment or a termination of the Executive’s employment by Autoliv other than for “Cause”.

公司非因正当理由终止; 签约人因充足理由终止. 若, 在工作期限内, 公司非因正当理由终止与签约人的劳动合同, 或签约人因充足理由终止劳动合同, 则, 且仅在终止日期之后四十五(45)日内, 签约人应当另行签署一份协议, 该协议形式由公司提供, 内容包含放弃全部请求并承诺不起诉, 且该另行签署的协议在前述期间内不能被撤销。终止日期之后六十(60)日内(或根据第21条第c款的要求稍后的日期内), 公司应当向签约人一次性现金支付一笔等同于签约人一点五(1.5)倍基本薪酬的遣散费, 且该遣散费的支付在终止日期前立即生效。就前期合同而言, 分拆或与分拆相关的任何其他签约人劳动合同中条款与条件的变更, 均不应构成签约人终止其劳动合同的事件, 或构成奥托立夫除“正当理由”外终止签约人劳动合同的事件。

b.
Death. If the Executive’s employment is terminated by reason of the Executive’s death during the Employment Period, this Agreement shall terminate without further obligations to the Executive or the Executive’s legal representatives under this Agreement, other than such death benefits he or they would otherwise be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company or its affiliated companies.

死亡. 在在工作期限内若因签约人死亡导致劳动合同终止的, 本合同应当终止, 且不应使签约人或签约人在本合同项下的法定代理人承担进一步的义务, 除非该死亡使其获益, 或前述人员有权获得公司或其关联公司中任何计划、项目、政策、惯例、合同或协议项下的利益。

c.
Retirement. If the Executive’s employment is terminated in connection with his Retirement during the Employment Period, this Agreement shall terminate without further obligations to the Executive; provided, however, that the Executive shall nonetheless be subject to the covenants set forth in Section 13 herein.

退休. 在工作期限内若签约人因退休使得劳动合同终止, 则本合同应当终止, 且不应使签约人承担进一步的义务, 但签约人仍将受到本合同第13条规定的约束。

d.
Cause; Voluntary Resignation. If the Executive’s employment is terminated by the Company for Cause during the Employment Period, or the Executive voluntarily resigns his employment without Good Reason, this Agreement shall terminate without further obligations to the Executive; provided, however, that the Executive shall nonetheless be subject to the covenants set forth in Section 13 herein.

正当理由; 自愿离职. 在工作期限内若公司根据正当理由终止签约人劳动合同, 或签约人无充足理由自愿解除劳动关系, 则本合同应当终止, 且不应使签约人承担进一步的义务, 但签约人仍将受到本合同第13条规定的约束。

12.
Non-Duplication of Benefits. Notwithstanding anything to contrary in this Agreement, the aggregate of any amounts payable to the Executive by the Company pursuant to Section 5 (including any compensation and benefits paid pursuant to such section during any applicable termination notice period pursuant to Section 3), Section 10(g) or Section 11 herein shall be offset and reduced to the extent necessary by any other compensation or benefits of the same or similar type, including those payable under local laws of any relevant jurisdiction, so that such other compensation or benefits, if any, do not augment the aggregate of any amounts payable to the Executive by the Company pursuant to Section 5 (including any compensation and benefits paid pursuant to such section during any applicable termination notice period pursuant to Section 3), Section 10(g) or Section 11 herein. It is intended that this Agreement not duplicate compensation or benefits the Executive is entitled to under country “redundancy” laws, the Company’s severance policy, if any, any related or similar policies, or any other contracts, agreements or arrangements between the Executive and the Company.

不重复给付福利. 尽管本合同中存在相反约定, 但公司根据第5条(包括根据第3条约定, 在任何终止通知期间适用本条款而应支付的任何薪酬和福利)、第10条第g款或第11条应向签约人支付的任何款项的总额, 应当在必要程度内同其他相同或相似类型的薪酬或福利进行抵销和降低, 包括那些根据相关管辖地地方法律规定应当支付的薪酬或福利, 使得其他薪酬或福利(若有)不会对由公司根据第5条(包括任何根据第3条规定在终止通知期间应当根据该条款支付的薪酬和福利)、第10条第g款或第11条规定应向签约人支付的款项总额造成增加。本合同的目的是不重复给付签约人有权根据地方“冗余”法律、公司遣散政策(若有)以及任何相关或类似政策, 或任何签约人与公司之间的其他合同、协议或安排而获得的薪酬或福利。

13.
Non-Competition Covenant; Payment for Non-Competition Covenant.

竞业禁止约定; 竞业禁止约定的费用.

a.
During the twelve (12) months immediately following the termination of his employment with the Company, the Executive shall not (i) accept employment with a competitor of the Company in a capacity in which such competitor can make use of the confidential information relating to the Company that the Executive has obtained in his employment with the Company, (ii) engage as a partner or owner in such competitor of the Company, nor (iii) act as an advisor to such competitor (the “Non-Competition Covenant”).

在终止其与公司工作后的十二(12)月内, 签约人不得(i) 接受有能力利用签约人在其于公司工作期间取得的与公司有关的保密信息的公司竞争对手的工作, (ii)成为该公司竞争对手的合伙人或所有者, 或者(iii)担任该竞争对手的顾问(“竞业禁止约定”)。

b.
The Non-Competition Covenant shall not apply:

竞业禁止约定不适用:

i.
In the event the Executive’s employment is terminated by the Company other than for Cause; or

若签约人劳动合同被公司非因正当理由终止; 或

ii.
In the event the Executive resigns for Good Reason; or

若签约人因充足理由终止劳动合同；或

iii.
In the event the Company chooses to waive the Non-Competition Covenant.

若公司选择放弃竞业禁止约定。

c.
If the Executive does not comply with the Non-Competition Covenant when applicable, then (i) the Executive shall not be entitled to any benefits pursuant to Section 13(d) below during the period in which the Executive is not in compliance with such Non-Competition Covenant, and (ii) the Company shall be entitled to damages equal to six (6) times the average monthly Base Salary that the Executive received during the last twelve (12) months prior to the Date of Termination.

若签约人应当遵守而未遵守竞业禁止约定的, 那么(i)在签约人未遵守竞业禁止约定期间, 签约人无权根据下列第13(d)条取得任何福利, 并且(ii)公司有权根据签约人在其终止日之前最后十二(12)个月的薪酬, 向签约人等同于月度基本薪酬其六(6)倍的赔偿。

d.
If the Non-Competition Covenant becomes operative, then the Company shall pay to the Executive, as compensation for the inconvenience of such Non-Competition Covenant, up to twelve (12) monthly payments equal to the Executive’s monthly Base Salary as in effect on the Date of Termination, less the monthly salary earned during such month by the Executive in a subsequent employment, if any; provided, however, that the aggregate monthly payments from the Company pursuant to this Section 13(d) shall not exceed thirty percent (30%) of the Executive’s annual Base Salary as in effect on the Date of Termination, and once the 30% aggregate amount has been paid, no further payments will be made under this Section 13(d). As a condition to the receipt of such payments, the Executive must inform the Company of his base salary in his new employment on a monthly basis. No payments shall be made under this Section 13 if the Executive’s employment is terminated in connection with his Retirement.

如果竞业禁止义务生效的, 那么公司应当就签约人因竞业禁止义务所造成的不便, 在终止日之后向签约人支付不超过十二(12)个月的补偿, 金额等同于签约人阅读基本薪酬减去签约人在此期间后一份工作(如有)每月所受领的工资, 但是公司根据本合同第13(d)条向签约人支付的月度款项总金额应不超过终止日时签约人年度基本薪酬的百分之三十(30%), 并且30%的总金额支付完毕后, 本合同第13(d)条下不再有其他支付义务。作为受领该款项的条件, 签约人应当每月向公司汇报她在新工作的基本薪酬。如果签约人的工作因其退休有关原因被终止的, 则本合同第13条不再有支付义务。

14.
Inventions.

发明.

a.
The general nature of any discovery, invention, secret process or improvement made or discovered by the Executive during the period of the Executive’s employment by the Company (hereinafter called “the Executive’s Inventions”) shall be notified by the Executive to the Company forthwith upon it being made or discovered.

签约人在签约人为公司所雇佣期间创造或发现的任何性质的发现、发明、保密方法或改进(以下简称 “签约人发明”)应由签约人再发明或发现后立即向公司通知。

b.
The entitlement as between the Company and the Executive to the Executive’s Inventions shall be determined in accordance with the current Act (1949:345) on the Right to Inventions made by Employees and the Executive acknowledges that because of the nature of his duties and the particular responsibilities arising therefrom he has a special obligation to further the interests of the Company’s undertaking.

公司和签约人对于签约人发明的权利应根据现行的雇员发明权利法案(1949:345), 并且签约人确认, 由于其职务的性质和由其产生的责任, 他对于公司的未来利益有着特别责任。

c.
Where the Executive’s Inventions are to be assigned to the Company, the Executive shall make a full disclosure of the same to the Company and if and whenever required to do so shall at the expense of the Company apply, singly or jointly with the Company or other persons as required by the Company, for letters patent or other equivalent protection in Sweden and in any other part of the world of the Executive’s Inventions.

鉴于签约人发明应转让给公司, 签约人应在需要的情况下, 根据公司的要求单独或与公司或其他人员共同随时将全部信息披露给公司, 以在瑞典和世界上任何其他地方取得签约人发明的专利证书或类似保护 费用由公司承担。

15.
Disputes. Disputes regarding this Agreement (including, without limitation, disputes regarding the existence of Cause or Good Reason) shall be settled by arbitration in accordance with the Chinese Conciliation and Arbitration for Employment Disputes Law.

争议解决. 有关本合同的争议(包括但不限于关于是否存在正当理由或充足理由的争议)应根据中华人民共和国劳动争议调解仲裁法提交仲裁。

16.
Governing Law. This Agreement shall be governed by and construed in accordance with Chinese law and, where applicable, the laws of any applicable local jurisdictions.

管辖法律. 本合同应受中国法律以及其他可适用的管辖地法律的管辖并根据其进行解释。

17.
Amendment. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board.

变更. 未经董事会特别指派的官员与签约人签署书面协议, 本合同任何条款均不得被修改、放弃或免除。

18.
Notices. All notices and other communications hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

通知.本协议项下的所有通知和其他通信均应采用书面形式，并应通过挂号信或挂号信发出，要求回执，预付邮资，地址如下:

If to the Executive: Sng Yih

126, Tomson Riveira Garden, No. 2255, Luoshan Road, Pudong District, Shanghai 201315

PR CHINA

如果寄送给签约人: 签约人姓名: 孙义

签约人地址上海浦东新区罗山路2255号，汤臣湖庭花园126号（201315）

If to the Company: Autoliv (Shanghai) Management Co. Ltd.

No. 1000 Beihe Highway 201807 Shanghai-Jiading China

如果寄送给公司: 奥托立夫(上海)管理有限公司

中国上海嘉定区北和公路1000 号 （201807）

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

或寄送至一方根据本合同约定以书面形式提供给另一方的其他地址。通知或交流应在接收方收到时生效。

19.
U.S. Tax Code Section 409A. This Section 19 shall apply only in the event that the Executive is or becomes a taxpayer under the laws of the United States at any time during the Employment Period.

美国税法第409A条. 本第19条仅在签约人属于或在工作期限内的任意时间内成为美国法律下的纳税人时适用。

a.
General. This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder. Nevertheless, the tax treatment of the benefits provided under the Agreement is not warranted or guaranteed. Neither the Company nor its directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by the Executive as a result of the application of Section 409A of the Code.

总则. 本合同应以本合同项下任何款项或福利应按照美国1986年内陆税务法案第409A条, 以及根据美国内陆税务总署和美国财政部据此发布的指导或规定(“美国税法”), 豁免或者符合其要求的方式支付或提供的方式进行解释。但是, 本合同所提供福利的税收待遇属于无保证或担保的。公司和气董事、官员、雇员或顾问均不对任何税费、利息、罚息或其他签约人由于美国税法第409A条所应缴纳的款项负责。

b.
Definitional Restrictions. Notwithstanding anything in this Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable hereunder, or a different form of payment of such Non-Exempt Deferred Compensation would be effected, by reason of a Change in Control or the Executive’s termination of employment, such Non-Exempt Deferred Compensation will not be payable or distributable to the Executive, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control or termination of employment, as the case may be, meet any description or definition of “change in control event” or “separation from service,” as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Non-Exempt Deferred Compensation upon a Change in Control or termination of employment, however defined. If this provision prevents the payment or distribution of any

Non-Exempt Deferred Compensation, such payment or distribution shall be made on the date, if any, on which an event occurs that constitutes a Section 409A-compliant “change in control event” or “separation from service,” as the case may be, or such later date as may be required by subsection (c) below. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

定义限制. 除非本合同另有约定, 对于任何款项或福利可以构成美国税法第409A条规定的不合格的“延期补偿”(“不合格延期补偿”), 在控制权变更或签约人终止工作的情况下, 应根据本合同支付或分配, 或者不合格延期补偿款项的另一种形式将生效; 不合格延期补偿不得向签约人支付或者分配, 和/或不合格延期补偿的款项不得变更为另一种形式, 在此情况下不构成不合格延期补偿, 除非此类情况导致控制权变更或者签约人终止工作(视情况而定), 致使出现税法第409A条和适用法规(除了该定义中可能适用的选择性条款以外)所规定的“控制权变更情形”或“离开职位”(视情况而定)。无论如何, 本条款不禁止由控制权变更或终止工作导致的不合格延期补偿的适用。如果本条款对任何不合格延期补偿的支付或分配形成阻碍, 则该付款或分配应在构成第409A条规定的“控制权变更情形”或“离开职位”(视情况而定)时间产生之日, 或者不晚于本条下列第(c)项约定的时间完成。如果本条款对任何金额或福利以另一种形式支付形成阻碍的, 则该付款应以该指定情况或情形不存在的状态下以同样方式完成。

c.
Six-Month Delay in Certain Circumstances. Notwithstanding anything in this Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Agreement by reason of the Executive’s separation from service during a period in which he is a “specified employee” (as defined in Code Section 409A and the final regulations thereunder), then, subject to any permissible acceleration of payment by the Company under Treas. Reg. Section 1.409A‑3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes), (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Executive’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Executive’s separation from service (or, if the Executive dies during such period, within thirty (30) days after the Executive’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

特定情况下的六个月延期. 除非本合同另有约定, 若本合同项下的任何款项或福利由于签约人在属于“特殊工作”(定义见美国税法第409A条和该法案的最终规定)期间离开职位导致不合格延期补偿需要支付或者分配, 那么根据公司依照美国财政部规定第1.409A 3(j)(4)(ii)(国内关系法令), (j)(4)(iii)(利益冲突), 或(j)(4)(vi)(工作税收支付)指定的任何可接接受的加速付款, (i)

该款项应当在签约人离开职位后六个月内支付的不合格延期补偿金额应当在其离职后累计并在第七个月的第一天完成支付或分配(或者, 若签约人在此期间内死亡的, 在其死亡后三十(30)天内完成)(无论哪种情况, 均称为“要求延迟期间”); 并且(ii) 任何剩余款项或福利的正常支付或分配计划将在要求延期吃钱届满后继续进行。

d.
Treatment of Installment Payments. Each payment of termination benefits under this Agreement shall be considered a separate payment, as described in Treas. Reg. Section 1.409A‑2(b)(2), for purposes of Section 409A of the Code.

分期付款待遇. 为符合美国税法第409A条, 本合同项下的每笔终止福利应视为单独的付款, 依据美国财政部第1.409A‑2(b)(2)条进行。

e.
Timing of Release of Claims. Whenever in this Agreement a payment or benefit is conditioned on the Executive’s execution and non-revocation of a release of claims, such as the separation agreement referenced in Section 11(a) hereof, such release must be executed and all revocation periods shall have expired within 60 days after the Date of Termination; failing which such payment or benefit shall be forfeited. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, such payment or benefit (including any installment payments) that would have otherwise been payable during such 60-day period shall be accumulated and paid on the 60th day after the Date of Termination provided such release shall have been executed and such revocation periods shall have expired. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period.

发出请求的时间. 本合同项下的款项或福利均签约人基于执行和不可撤销地发出请求生效, 据此应参见本合同第11(a)条提及的另行签署协议, 该弃权应当得到执行并且所有撤销其应在终止日后60日内届满; 逾期者应视为签约人放弃该款项或福利。如果该款项或福利构成不合格延期补偿的, 那么根据本条前述第(c)项, 该本应在60日内支付的款项或福利(包括任何分期款项)应累计并在终止日后第60天支付, 若该申请已经得到执行且不可撤销期间已经届满。若该付款或福利不属于税法第409A条的范围, 则公司可以在该60日的期间内任意选择行使或开始支付的时间。

f.
Timing of Reimbursements and In-kind Benefits. If the Executive is entitled to be paid or reimbursed for any taxable expenses under this Agreement and if such payments or reimbursements are includible in the Executive’s federal gross taxable income, the amount of such expenses payable or reimbursable in any one calendar year shall not affect the amount payable or reimbursable in any other calendar year, and the reimbursement of an eligible expense must be made no later than December 31 of the year after the year in which the expense was incurred. The right to any reimbursement for expenses incurred or provision of in-kind benefits is limited to the lifetime of the Executive, or such shorter period of time as is provided with respect to each particular right to reimbursement in-kind benefits pursuant to the preceding provisions of this Agreement. No right of the Executive to reimbursement of expenses under this Agreement shall be subject to liquidation or exchange for another benefit.

报销和非现金福利的时间. 如果签约人有权根据本合同就任何应税费用进行核销或报销, 并且该核销或报销费用包含在签约人应税总收入中的, 则任何自然年度的此类核销或报销费用将不会对其他年度的核销或报销费用产生影响, 并且合规费用的报销应当在该费用产生的次年12月31日之前完成。签约人有权申请费用报销或者非现金福利的期限为终生, 除非本合同前述条款中对于各特定权利报销规定的期限更短。签约人在本合同项下的报销福利不因清算或者变更为其他权益而灭失。

(signatures on following page)

(后附签署页)

IN WITNESS whereof this Agreement has been executed the day and year first above written.

本协议由页首的日期和年份签署,

Sng Yih (ID: S6828546A)

For and on behalf of:

代表

Autoliv (Shanghai) Management Co. Ltd.

奥托立夫(上海)管理有限公司

(Signature and Company Chop)

(签字或公司盖章)

Olivia Zhao

With the consent of:

Title: Chief Executive Officer and President of Autoliv Inc.

职位: Autoliv Inc. 首席执行官和总裁

Mikael Bratt

Title: Executive Vice President, Human Resources and Sustainability of Autoliv Inc.

职位: Autoliv Inc. 人力资源与可持续发展, 集团副总裁

Per Ericson